                                AMENDMENT TO THE
                     PARTICIPATION AGREEMENT BY AND BETWEEN
                    GOLDMAN SACHS VARIABLE INSURANCE TRUST,
                             GOLDMAN, SACHS & CO.,
                       FORETHOUGHT LIFE INSURANCE COMPANY

THIS AMENDMENT TO THE PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of the 25th day of August, 2015, by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST (the "Trust"), GOLDMAN, SACHS & CO. (the "Distributor"), FORETHOUGHT LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company identified herein (the "Agreement").

                                  WITNESSETH:

WHEREAS, Trust, Distributor and Company have entered into a Participation Agreement dated April 30, 2014 (the "Agreement"), which is incorporated herein by reference;

WHEREAS, Article XI of the Agreement provides that the Agreement may be amended by written agreement signed by all of the parties; and

WHEREAS, Trust, Distributor and Company desire to amend Schedule 1B of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be further amended as follows:

1. Unless otherwise noted or amended herein, all terms used in this Amendment shall have the same meaning as in the Agreement.

2. Except as hereby amended, the Agreement remains in full force and effect in accordance with its terms.

3. AMENDMENT TO SCHEDULES. Schedule 1B is hereby deleted in its entirety and replaced with the attached Schedule 1B.

                          ***SIGNATURE PAGE FOLLOWS***

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

                                      GOLDMAN SACHS VARIABLE INSURANCE TRUST


Date:                                 By:
                                          --------------------------------------
                                      Name:
                                      Title:


                                      GOLDMAN, SACHS & CO.


Date:                                 By:
                                          --------------------------------------
                                      Name:
                                      Title:


                                      FORETHOUGHT LIFE INSURANCE COMPANY


Date:                                 By:
                                          --------------------------------------
                                      Name:
                                      Title:

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

                                  SCHEDULE 1B

        VARIABLE ANNUITY CONTRACTS AND VARIABLE LIFE INSURANCE CONTRACTS
                  REGISTERED UNDER THE SECURITIES ACT OF 1933

The following separate accounts of the Company are subject to the Agreement:

                                DATE ESTABLISHED BY
                               BOARD OF DIRECTORS OF         SEC 1940 ACT        TYPE OF PRODUCT SUPPORTED
NAME OF ACCOUNT                    THE COMPANY            REGISTRATION NUMBER            BY ACCOUNT
---------------------------  -------------------------  -----------------------  -------------------------
Forethought Life Insurance          June 5, 2012               811-22726              Variable Annuity
Company Separate Account A

The following Contracts are subject to the Agreement:

                                                                                            TYPE OF PRODUCT
NAME OF CONTRACT                         AVAILABLE FUNDS/SHARE CLASSES                    SUPPORTED BY ACCOUNT
---------------------------  -----------------------------------------------------  -------------------------------
ForeRetirement Variable      Goldman Sachs Global Trends Allocation Fund            Variable Annuity
Annuity                      (Service Shares)

ForeInvestors Choice         Goldman Sachs Core Fixed Income Fund (Service
Variable Annuity             Shares)

                             Goldman Sachs Growth Opportunities Fund (Service
                             Shares)

                             Goldman Sachs Mid Cap Value Fund (Service Shares)

                             Goldman Sachs Small Cap Equity Insights Fund
                             (Service Shares)

                             Goldman Sachs Strategic International Equity Fund
                             (Service Shares)

                             Goldman Sachs U.S. Equity Insights Fund (Service
                             Shares)

                             Goldman Sachs Strategic Income Fund (Advisor Shares)

                             Goldman Sachs Multi-Strategy Alternatives Portfolio
                             (Advisor Shares)

                             Goldman Sachs High Quality Floating Rate Fund
                             (Advisor Shares)

                                       4